Securities and Exchange Commission

                       Washington, DC  20549

                             Form 8-K

                          Current Report

              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act 1934


                 Date of Report November 30, 1998
                 (Date of earliest event reported)



                      CalEnergy Company, Inc.
      (Exact name of registrant as specified in its charter)



    Delaware                     1-9874                94-2213782
(State of other             (Commission File         (IRS Employer
 jurisdiction of                 Number)           Identification No.)
 incorporation)



 302 South 36th Street, Suite 400, Omaha, NE           68131
   (Address of principal executive offices)           Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)

Item 5.  Other Events

      Effective November 30, 1998, the registrant, acting pursuant to authorization of its Board of Directors, amended its existing Rights Agreement dated as of December 1, 1988, as amended ("Rights Agreement"), to extend the term of the Rights Agreement by one year, to November 30, 1999. Pursuant to the Rights Agreement, the registrant's common stock currently trades with certain attached preferred stock purchase rights (the "Rights"). The Rights, which cannot be traded separately from CalEnergy common stock, would become exercisable upon the occurrence of certain triggering events, including acquisition by a person or group of beneficial ownership of 20% or more of the CalEnergy common stock or the announcement of a tender or exchange offer for 30% or more of the CalEnergy common stock. The Rights could have the effect of delaying, deferring or preventing a takeover or change of control of CalEnergy that has not been approved by the CalEnergy Board. In connection with the proposed merger of MidAmerican Energy Holdings Company with a subsidiary of the registrant, it is also expected that the registrant will reincorporate in the State of Iowa pursuant to a merger of the registrant with and into a newly-formed and wholly owned Iowa subsidiary of the registrant. Such Iowa successor to the registrant is expected to adopt a similar rights agreement.


Item 7.  Financial Statements and Exhibits

      1. Amendment No. 2 to the Rights Agreement dated as of December 1, 1988, as amended, between the Registrant and ChaseMellon Shareholder Services, L.L.C (as successor Rights Agent to Manufacturers Hanover Trust Company of California).

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




                                By: /s/ Steven A. McArthur
                                        Steven A. McArthur
                                        Executive Vice President and
                                        General Counsel




Dated: December 9, 1998

                                                  Exhibit 1

                AMENDMENT NO. 2 TO RIGHTS AGREEMENT

     AMENDMENT NO. 2, dated as of November 30, 1998, to the Rights Agreement dated as of December 1, 1988, as amended (the "Rights Agreement"), between CalEnergy Company, Inc. (previously named California Energy Company, Inc.), a Delaware Corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (successor to Manufacturers Hanover Trust Company of California), as Rights Agent (the "Rights Agent").

     WHEREAS, the Company and the predecessor Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights
Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

     1. Section 7 (a) of the Rights Agreement is hereby amended as follows:

          a) The reference to "November 30,1998" in Section 7 (a) is hereby amended to read "November 30, 1999".

     2. The first paragraph of Section 18 of the Rights Agreement is hereby amended by adding the following sentence to the end of such paragraph:

          "Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."

     3. Each reference in the Rights Agreement to the term "Agreement" or to the terms "herein," "hereof" or words of like import referring to the Rights Agreement, shall be deemed to refer to the Rights Agreement as amended hereby. All terms used but not defined herein shall have the meanings assigned thereto in the Rights Agreement.

     4. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.


                              CALENERGY COMPANY, INC.

                              By: ______________________________
                              Name:   Steven A. McArthur
                              Title:  Executive Vice President,
                                      General Counsel and Secretary






                              CHASEMELLON SHAREHOLDER SERVICES,
                              L.L.C.


                              By: ______________________________
                              Name:
                                                             Title: